UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 20, 2026

NEKTAR THERAPEUTICS

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24006	94-3134940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

455 Mission Bay Boulevard South

San Francisco, California 94158

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (415) 482-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	NKTR	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD.

On April 20, 2026, Nektar Therapeutics (the “Company”) issued a press release reporting 52-week topline results from the blinded 16-week treatment extension period of its REZOLVE-AA study of rezpegaldesleukin, a novel regulatory T-cell biologic, in patients with severe-to-very-severe alopecia areata (“AA”). A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

On April 20, 2026, the Company made available a presentation that includes certain additional information regarding its REZOLVE-AA study of rezpegaldesleukin. A copy of this presentation is furnished herewith as Exhibit 99.2 to this Current Report on Form 8-K. This presentation is also available on the investor relations section of the Company’s website at https://ir.nektar.com/. Information contained on the Company’s website is not incorporated by reference into this Current Report on Form 8-K, and you should not consider any information on, or that can be accessed from, the Company’s website as part of this Current Report on Form 8-K.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2 attached hereto, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. The Company undertakes no obligation to update, supplement or amend the materials attached hereto as Exhibits 99.1 and 99.2.

Item 8.01	Other Events.

Phase 2b REZOLVE-AA Results – Blinded 16-Week Treatment Extension Period

On April 20, 2026, the Company announced 52-week topline results from the blinded 16-week treatment extension period of its REZOLVE-AA study of rezpegaldesleukin.

REZOLVE-AA is a global study being conducted in 92 patients with severe-to-very-severe alopecia areata. During the initial 36-week induction phase, patients were randomized (3:3:2) to receive one of two rezpegaldesleukin doses or placebo, administered as twice-monthly subcutaneous injections. Mean baseline Severity of Alopecia Tool (SALT) Scores for patients enrolled in the study were 78.5 in the rezpegaldesleukin treatment arms as compared to 76.6 in placebo. Median time from onset of disease was 6.9 years in the treatment arms and 6.1 years in placebo. Following completion of the induction phase, patients with a SALT Score greater than 20 at week 36 who also demonstrated hair growth were eligible to continue on rezpegaldesleukin at their induction dose level in a blinded 16-week exploratory treatment extension through week 52.

A total of 31 patients continued into the blinded 16-week treatment extension period with 27 patients in the twice-monthly rezpegaldesleukin dose arms (low dose of 18 µg/kg, n=14) and (high dose of 24 µg/kg, n=13) and 4 patients continuing in the placebo arm.

From week 36 to week 52, 29% of patients at low dose and 31% of patients at high dose achieved new SALT Score ≤20 responses as compared to none in the placebo arm. A SALT Score ≤20 is achieved when a patient has 80% or more of their scalp covered by hair.

At week 52 for overall study population1, patients who achieved SALT Score ≤20 were 25.8% in low dose rezpegaldesleukin arm (versus 14.8% at week 36) and 27.6% in high dose rezpegaldesleukin arm (versus 15.6% at week 36) as compared to 6.7% with placebo (versus 6.7% at week 36) with a p-value of 0.049.2

At week 52 for overall study population1, patients who achieved SALT Score ≤30 were 30.2% in low dose rezpegaldesleukin arm (versus 21.9% at week 36) and 35.0% in high dose rezpegaldesleukin arm (versus 29.0% at week 36) as compared to 8.4% with placebo (versus 8.4% at week 36), with a p-value of 0.023.2 A SALT Score ≤30 is achieved when a patient has 70% or more of their scalp covered by hair.

At week 52 for overall study population1, patients who achieved SALT50 (showing at least a 50% improvement in SALT Score from baseline) were 37.7% in low dose rezpegaldesleukin arm and 38.8% in high dose rezpegaldesleukin arm as compared to 13.6% with placebo.1

At week 52 for overall study population1, patients who achieved SALT30 (showing at least a 30% improvement in SALT Score from baseline) were 45.6% in low dose rezpegaldesleukin arm and 47.6% in high dose rezpegaldesleukin arm as compared to 24.2% with placebo.1

The Company plans to submit the REZOLVE-AA results for presentation at a medical conference in 2026.

Consistent with prior studies, a favorable safety and tolerability profile was observed with longer twice-monthly dosing for 52 weeks. Nearly all treatment-emergent adverse events (TEAEs) were mild-to-moderate in severity which resolved without intervention. 94% of patients in the blinded 16-week treatment extension completed 52 weeks of treatment and there were no patients who discontinued during the extension because of a TEAE. The most common TEAEs were injection site reactions (ISR) with the majority being mild to moderate in nature (erythema) which self-resolved within 5 days. There were no patients in the study who discontinued treatment due to an injection site reaction (ISR).

1.

For 52-week analysis, data for week 0-36 in modified intent-to-treat (mITT) adapted population are imputed following primary estimand. The mITT adapted population excludes 4 patients with major study eligibility violations before week 36. These patients did not continue into the blinded 16-week treatment extension. Data for patients in non-treatment extension set in week 40, 44, 48 and 52 are carried forward from week 36 data. Missing data for patients in treatment extension set for week 40, 44, 48 and 52 are imputed using the multiple imputation method. Descriptive summary statistics (p-values) are exploratory analyses.

2.

Primary estimand analysis was used at time of week 36 database lock in mITT adapted population. Patients who used prohibited medications for the treatment of AA or who discontinued treatment due to lack of efficacy were considered nonresponders (using baseline observation carry forward (BLOCF) for continuous endpoints, and nonresponder imputation for binary endpoints), regardless of observed clinical response. Data after patients who discontinued due to other reasons are set to missing and all missing data are imputed using the multiple imputation method.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, express or implied statements regarding the Company’s plans, progress, and timing relating to the Company’s rezpegaldesleukin program in alopecia areata, including statements regarding the safety and efficacy profile and therapeutic potential of rezpegaldesleukin, and plans and timing of future data releases. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terms such as, but not limited to, “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “anticipate,” “project,” “target,” “design,” “estimate,” “predict,” “potential,” “plan,” “on track,” or similar expressions or the negative of those terms. Such forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions, and uncertainties. The express or implied forward-looking statements included in this Current Report on Form 8-K are only predictions and are subject to a number of risks, uncertainties and assumptions, including, without limitation: (i) the Company’s statements regarding the therapeutic potential of rezpegaldesleukin are based on preclinical and clinical findings and observations and are subject to change as research and development continue; (ii) rezpegaldesleukin is an investigational agent and continued research and development for this drug candidate is subject to substantial risks, including negative safety and efficacy findings in future clinical studies (notwithstanding positive findings in earlier preclinical and clinical studies); (iii) rezpegaldesleukin is in clinical development and the risk of failure is high and can unexpectedly occur at any stage prior to regulatory approval; (iv) the timing of the commencement or end of clinical trials and the availability of clinical data may be delayed or unsuccessful due to regulatory delays, slower than anticipated patient enrollment, manufacturing challenges, changing standards of care, evolving regulatory requirements, clinical trial design, clinical outcomes, competitive factors, or delay or failure in ultimately obtaining regulatory approval in one or more important markets; (v) a Fast Track designation does not increase the likelihood that rezpegaldesleukin will receive marketing approval in the United States; and (vi) certain other risk factors that are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and any other filings that the Company has made or may make with the U.S. Securities and Exchange Commission in the future. Such forward-looking statements are based on current expectations and projections about future events and are therefore subject to risks and uncertainties, which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. Such statements are qualified in their entirety by the inherent risks and uncertainties surrounding future expectations. Therefore, you should not rely on any of these forward-looking statements. The Company does not assume any obligation to update the forward-looking information contained in this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release issued by Nektar Therapeutics on April 20, 2026, furnished herewith

99.2	Nektar Therapeutics Corporate Presentation, furnished herewith

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEKTAR THERAPEUTICS

Date: April 20, 2026	By:	/s/ Elizabeth Zhang
Elizabeth Zhang
Vice President, Legal